SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2007
PHOTOWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-15338 (Commission File No.)	91-0964899 (IRS Employer Identification No.)
71 Columbia Street
Seattle, Washington 98104
(Address of principal executive office)
(206) 281-1390
(Registrant’s telephone number including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 99.1

Item 1.01 Entry into Material Definitive Agreements.
     On November 28, 2007, PhotoWorks, Inc., a Washington corporation (“PhotoWorks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AG.com, Inc., a Delaware corporation and subsidiary of American Greetings Corporation (“AG”), and Photo Merger Corp., a Washington corporation and a wholly-owned subsidiary of AG (the “Purchaser”), pursuant to which, among other things, the Purchaser will commence a tender offer for all the outstanding common shares of PhotoWorks, subject to the terms and conditions of the Merger Agreement.
     A copy of the press release issued by the Company relating to the Merger Agreement is furnished as Exhibit 99.1 hereto.
Merger Agreement
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding common shares of PhotoWorks, par value $0.01 per share (“PhotoWorks Common Shares”), at a price of $0.595 per share, to the selling shareholders in cash, without interest thereon (the “Offer Price”). The Merger Agreement provides that the Offer will commence within 10 business days after the date of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into PhotoWorks (the “Merger”) and PhotoWorks will become a wholly-owned subsidiary of AG. At the effective time of the Merger, each issued and outstanding PhotoWorks Common Share not acquired in the Offer (other than PhotoWorks Common Shares held in treasury or PhotoWorks Common Shares held by shareholders who are entitled to exercise, and properly demand, dissenter’s rights under Section 23B.13 of the Washington Business Corporation Act) will be automatically converted into the right to receive the Offer Price in cash, without interest.
     The Merger Agreement includes customary representations, warranties and covenants of PhotoWorks, AG and the Purchaser. PhotoWorks has agreed to operate its business in the ordinary course until the Merger is effective. PhotoWorks has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire PhotoWorks and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both PhotoWorks and AG and provides that, in connection with the termination of the Merger Agreement under specified circumstances, PhotoWorks may be required to pay to AG a termination fee of $1 million.
     The Purchaser’s obligation to accept for payment and pay for PhotoWorks Common Shares tendered in the Offer is subject to customary conditions, including, among other things, the requirement that at least two-thirds of the outstanding PhotoWorks Common Shares on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn.
     Subject to the terms of the Merger Agreement, PhotoWorks has granted the Purchaser an option to purchase that number of newly-issued PhotoWorks Common Shares that is equal to one share more than the amount needed to give the Purchaser ownership of 90% of the outstanding PhotoWorks Common Shares on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only after AG and Purchaser own beneficially at least 80% of the outstanding PhotoWorks Common Shares as a result of the Offer. The Purchaser will pay PhotoWorks the Offer Price for each share acquired upon exercise of the Top-Up Option.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
Tender Agreements
     Concurrently with the execution of the Merger Agreement, certain PhotoWorks shareholders (the “Tender Agreement Shareholders”) affiliated with certain directors of PhotoWorks entered into Share Tender Agreements with AG, the Purchaser and PhotoWorks (the “Tender Agreements”). Pursuant to the Tender Agreements, the Tender Agreement Shareholders have agreed to tender in the Offer all PhotoWorks Common Shares beneficially owned by them no later than ten business days after commencement of the Offer. The Tender Agreements will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.
     The PhotoWorks Common Shares currently owned by the Tender Agreement Shareholders, exclusive of options and warrants, represent in the aggregate approximately 44.5% of the currently outstanding PhotoWorks Common Shares. Copies of the Tender Agreements are attached as Exhibits 10.1 through 10.8 to this report and are incorporated herein by reference. The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about PhotoWorks, AG or the Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PhotoWorks or AG or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PhotoWorks’s or AG’s public disclosures.
Important Information
     This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding PhotoWorks Common Shares described in this Current Report on Form 8-K has not commenced. At the time the expected tender offer is commenced, AG, or a wholly owned subsidiary of AG will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), and PhotoWorks will file a solicitation/recommendation statement with respect to the tender offer. Investors and PhotoWorks’ shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all shareholders of PhotoWorks at no expense to them. These documents will also be available at no charge at the SEC’s website at www.sec.gov.
          In connection with the proposed transactions contemplated by the definitive agreement between AG and PhotoWorks, PhotoWorks and its directors, executive officers and other employees may be deemed to be participants in any solicitation of PhotoWorks shareholders in connection with such proposed transactions. Information about PhotoWorks’s directors and executive officers is available in PhotoWorks’s proxy statement for its 2007 annual meeting of shareholders, as filed with the SEC on January 11, 2007.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (e)
     On November 27, 2007, the Company’s Board of Directors authorized the Company to enter into an option termination agreement with Daniel Zimmerman, the Company’s Vice President of Engineering, to terminate options to purchase 10,500 shares of the Company’s Common Stock granted to Mr. Zimmerman on October 18, 2004 in exchange for a cash bonus payment to Mr. Zimmerman of $5,772.50. Such options shall terminate on or prior to December 31, 2007 and the cash bonus payment shall be made on January 15, 2008.
     On November 27, 2007, the Company’s Board of Directors awarded Andrew Wood, the Company’s President and CEO, a cash bonus payment of $125,000, payable upon closing of the transactions contemplated by the Merger Agreement.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 28, 2007, by and among AG.com, Inc., a Delaware corporation, Photo Merger Corp., a Washington corporation, and PhotoWorks, Inc., a Washington corporation.*

10.1	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and California Atlantic Limited Inc., in its capacity as shareholder of PhotoWorks.

10.2	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and California Pacific LLC, in its capacity as shareholder of PhotoWorks.

10.3	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and HZ Partners, FBO Edward Holl, in its capacity as shareholder of PhotoWorks.

10.4	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and Madrona Managing Director Fund, LLC, in its capacity as shareholder of PhotoWorks.

10.5	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and Madrona Venture Fund I-A L.P., in its capacity as shareholder of PhotoWorks.

10.6	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and Madrona Venture Fund I-B, L.P., in its capacity as shareholder of PhotoWorks.

10.7	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and Matinicus LP, in its capacity as shareholder of PhotoWorks.

10.8	Share Tender Agreement by and among AG.com, Inc., an Ohio corporation, Photo Merger Corp., a Washington corporation, PhotoWorks, Inc., a Washington corporation, and Sunra Capital Holdings Ltd., in its capacity as shareholder of PhotoWorks.

99.1	Joint Press Release of PhotoWorks, Inc. and American Greetings Corporation dated November 28, 2007.

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PhotoWorks agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.
Safe Harbor for Forward-Looking Statements
     Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of the proposed acquisition. By their nature forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. With respect to the proposed acquisition, these risks and uncertainties include, but are not limited to: the ability to successfully complete the proposed acquisition on a timely basis; and the ability to achieve the desired benefits associated with the proposed acquisition. Additional information on these and other risks, uncertainties and factors is included in PhotoWorks’s Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and other documents filed with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on November 29, 2007 on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.
By:	/s/ Andrew Wood
Andrew Wood
Chief Executive Officer